SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )
Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c)or Rule 14a-12

                     MRS Technology, Inc.
----------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)

----------------------------------------------------------------
(Name of Person Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act
    Rules 14a-6(I)(1) and 0-11.
    1) Title of each class of securities to which transaction
       applies:..............................................
    2) Aggregate number of securities to which transaction
       applies:..............................................
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the
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       it was determined):......................................
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[ ] Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by
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    which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form
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    1) Amount Previously Paid:...............................
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    4) Date Filed:...........................................

MRS TECHNOLOGY, INC.
10 Elizabeth Drive
Chelmsford, MA 01824

Notice of Annual Meeting of Stockholders to be held on July 28, 1998

The annual Meeting of Stockholders of MRS Technology, Inc. will be held on Tuesday, July 28, 1998 at 10:00 a.m. at the BankBoston auditorium, 150 Royall Street, Canton, Massachusetts, for the following purposes:

1. To elect two people to the Board of Directors to serve as Class III Directors for three-year terms.
2. To approve an amendment to the 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 1,500,000 to 2,500,000.
3. To approve an amendment to the 1994 Stock Option Plan for Non-Employee Directors to increase the amount of shares of Common Stock for issuance under the plan from 100,000 to 250,000.
4. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the fiscal year ending March 31, 1999.
5. To transact such other business as may properly come before the meeting or any adjournment of it.

Stockholders of record on June 1, 1998 will be entitled to notice of and to vote at the meeting.


By Order of the Board of Directors


June 16, 1998
John. L. Steele, Jr., Secretary



Stockholders are requested to sign the enclosed proxy and return it in the envelope provided. Please do this even if you expect to attend the Meeting.

MRS TECHNOLOGY, INC.
10 Elizabeth Drive
Chelmsford, MA 01824

PROXY STATEMENT

Annual Meeting of Stockholders
Tuesday, July 28, 1998

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of MRS Technology, Inc. ("MRS" or the "Company"), 10 Elizabeth Drive, Chelmsford, MA, 01824, of proxies to be voted at the Annual Meeting of Stockholders of MRS Technology, Inc. to be held at 10:00 a.m. on Tuesday, July 28, 1998 at the BankBoston auditorium, Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts, and at any adjournments thereof, for the purposes stated in the accompanying Notice of Meeting.

Any person giving a proxy may revoke it at any time prior to its being voted by filing written notice with the Secretary of MRS, by executing and delivering a proxy bearing a later date, or by attending the meeting and voting in person. If the proxy is properly executed and is not revoked, it will be voted at the meeting in the manner specified. If no instructions are specified, the shares represented by the proxy will be voted for the election of the two nominees for director listed below and for the approval of Items 2, 3, 4 and 5 in the Notice of Meeting.

The Annual Report of MRS for the fiscal year ended March 31, 1998 and this Proxy Statement were first distributed or mailed to stockholders on or about June 16, 1998.

Solicitation

MRS will bear the entire cost of preparing, assembling, copying and mailing the Proxy Statement, the proxy, and any additional material which may be furnished to stockholders. Further solicitation of proxies may be made by telephone or oral communication. Brokers, custodians and fiduciaries in whose names Common Stock is held will be requested to forward Proxy soliciting material to the beneficial owners of such stock and the Company will reimburse them for this service.

Voting Securities

The Company's Common Stock, par value $0.01 per share, is the only class of voting securities outstanding and entitled to be voted at the Annual Meeting. Holders of record of Common Stock on June 1, 1998 are entitled to notice of and to vote at the Annual Meeting. At the close of business on June 1, 1998, there were outstanding 6,858,763 shares of Common Stock. Each share is entitled to one vote, with no cumulative voting. A majority in interest of all capital stock entitled to vote constitutes a quorum.

Votes Required

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting and voting on a matter is required for the election of the directors and the approval of each of the other matters to be voted upon.

Shares of Common Stock represented by executed proxies received by the Company will be counted for purposes of establishing a quorum at the Meeting. Accordingly, broker non-votes (if the broker has voted on any item before the meeting) and proxies that withhold authority to vote for election as a director or that reflect abstentions will be deemed present for the purposes of determining the presence of a quorum for the transaction of business. Broker non-votes will have no effect on the outcome of the voting on any proposals. Abstentions will have the effect of a vote against such proposals.

SHARE OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information as of June 1, 1998 with respect to the beneficial ownership of the Common Stock by (I) each person known to the Company to own of record or beneficially more than 5% of the voting securities of the Company, (ii) those persons listed in the Summary Compensation Table below, (iii) each director and nominee for director of the Company, and (iv) all present officers and directors of the Company as a group. As of June 1, 1998, 6,858,763 shares of Common Stock were outstanding.

Name and address of         Amount and Nature of       Percent
Beneficial Owner            Beneficial Ownership (1)   of Class

Robert P. Schechter (2)      32,666                     0.47%
Ronald K. Haigh (3)          20,000                     0.29%
Pierre Fougere (4)            5,000                     0.07%
Paul Wiefels (5)              1,250                     0.02%
Carl P. Herrmann (6)         11,843                     0.17%
Griffith L. Resor, III (7)  190,441                     2.75%
William C. Schneider (8)    100,214                     1.44%
Mark Lucas (9)               54,092                     0.78%
Raymond Benson (10)          18,250                     0.27%
John L. Steele, Jr. (11)     15,438                     1.38%
All officers and directors as a
group (13 persons)
2 through 12)                601,178                    8.32%

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.
(2) Includes 31,666 shares issuable upon exercise of options held by Mr. Schechter, a director of the Company, which options are exercisable within 60 days after June 1, 1998.
(3) Includes 20,000 shares issuable upon exercise of options held by Mr. Haigh, a director of the Company, which options are exercisable within 60 days after June 1, 1998.
(4) Includes 5,000 shares issuable upon exercise of options held by Mr. Fougere, a director of the Company, which options are exercisable within 60 days after June 1, 1998.
(5) Includes 1,250 shares issuable upon exercise of options held by Mr. Wiefels, a director of the Company, which options are exercisable within 60 days after June 1, 1998.
(6) Includes 10,833 shares issuable upon exercise of options held by Mr. Herrmann, an officer and a director of the Company, which options are exercisable within 60 days after June 1, 1998.
(7) Includes 77,748 shares issuable upon exercise of options held by Mr. Resor, a former officer and director of the Company, which options are exercisable within 60 days after June 1, 1998.
(8) Includes 84,479 shares issuable upon exercise of options held by Mr. Schneider, an officer of the Company, which options are exercisable within 60 days after June 1, 1998.
(9) Includes 46,246 shares issuable upon exercise of options held by Mr. Lucas, an officer of the Company, which options are exercisable within 60 days after June 1, 1998.
(10) Includes 11,250 shares issuable upon exercise of options held by Mr. Benson, an officer of the Company, which options are exercisable within 60 days after June 1, 1998.
(11) Includes 48,105 shares issuable upon exercise of options held by Mr. Steele, an officer of the Company, which options are exercisable within 60 days after June 1, 1998.
(12) Includes 395,078 shares issuable upon exercise of options which are exercisable within 60 days after June 1, 1998.

Item 1. Election of Directors

Section 50A of Chapter 156B of the Massachusetts General Laws provides for a Board of Directors of such number, to be fixed by the directors, as is a multiple of three, serving staggered three-year terms. Currently, the Board of Directors consists of two Class III Directors, two Class I Directors and one Class II Director, whose terms will expire in 1998, 1999 and 2000, respectively. A vacancy was created in Class III by the resignation in February, 1997 of Griffith L. Resor, III, a director since 1986. This vacancy was filled on May 19, 1998.

The Company is committed to having a strong outside Board of Directors. The Company is looking for recognized experts in functional and geographical areas who will be as actively involved and interested in the Company's success, as our current Board members. The Company expects to add members as willing and well-qualified candidates become available.

At the 1998 Annual Meeting, the stockholders will elect two Class III Directors. The Board of Directors has recommended Ronald K. Haigh and Paul Wiefels for election as Class III Directors. The nominees, if elected, will hold office for a three-year term until the 2001 Annual Meeting of Stockholders and until a successor is elected and qualified. If for any reason these nominees should become unavailable for election, the persons named in the proxy may vote the proxy for the election of a substitute.

However, the nominees have consented to serve as directors if elected and the Board of Directors has no reason to believe the nominees will become unavailable for election.

Ronald K. Haigh, 63, Class III, has been a director of the Company since 1994. Mr. Haigh has been an independent manufacturing technology consultant since July 1994. He recently set up and staffed a 50,000 square foot manufacturing operation in Korea for a major U.S. semiconductor equipment manufacturer.
From 1988 to June 1994, he was at Summit Technology, a manufacturer of laser-based surgery systems, most recently as Vice President, Manufacturing.

Paul Wiefels, 44, Class III, has been a partner with The Chasm Group, a consulting firm focused on helping technology companies achieve market leadership positions, since 1992. He provides counsel ranging from strategy development and marketing communications planning to market research and product planning. Prior to joining The Chasm Group, he served as director of marketing consulting with Landor Associates, an international branding and identity consultancy. Prior to joining Landor, he was a worldwide director of product marketing for Ingres Corporation (now a subdivision of Computer Associates). Mr. Wiefels began his high tech career with Apple Computer, where he served in marketing management positions with Apple's U.S. and international operations.

Vote Required

The affirmative vote of the holders of a majority of votes cast at the meeting is required for the election of directors. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Mr. Haigh and Mr. Wiefels as Class III directors.

The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for reelection at the Annual Meeting:

                                                       Term
                                                       Of
                                     Position          Office
                          Director   With              Will
Name / Age                Since      Company    Class  Expire
Robert P. Schechter / 49  1988       Director   I      1999
Pierre Fougere / 57       1998       Director   I      1999
Carl P. Herrmann / 50     1997       President,
                                     Chief Executive
                                     Officer and
                                     Chairman   II     2000

Robert P. Schechter, 49, Class I, joined Natural MicroSystems Corporation in April 1995 as President and Chief Executive Officer and in May 1996 was also elected Chairman of the Board. From 1987 to December 1994, he was at Lotus Development Corporation, most recently as Senior Vice President, International Business Group. From 1973 and until he joined Lotus, Mr. Schechter was associated with Coopers & Lybrand, most recently as a Partner and Northeast Regional Chairman of Coopers & Lybrand's High Technology Industry Group. Mr. Schechter is a director of Raptor Systems, Inc. and Natural MicroSystems Corporation.

Pierre Fougere, 57, Class I, has been a Director of MRS since March 10, 1998. Mr. Fougere's career spans more than thirty years of international management expertise in electronics and high technology components and systems. Prior to establishing his own consulting business in 1989, Mr. Fougere held several positions within the MATRA Group, most recently as executive vice president, chairman and CEO of Matra Datavision (CAD/CAM software). Mr. Fougere currently serves on several other boards and is the Chairman of the Board of Financiere Saint Florentin, Chateau Lilian Ladouys and Matra Datavision Inc.

Carl P. Herrmann, 50, Class II, has been President, CEO and Chairman of the Board since February 1998. Mr. Herrmann has been serving on the Board of Directors of MRS since May of 1997. Prior to joining MRS's Board of Directors he has been an independent management and international marketing consultant since December 1994. From July 1991 to November 1994, he was at Solbourne Computer, Inc. from April 1992 as President and Chief Executive Officer. From May 1989 to November 1990 he was the Hong Kong-based Director of Asia/Pacific Operations for Amphenol Corp. From October 1984 to April 1989 he was Managing Director of GenRad Inc.'s regional operations based in Singapore. From August 1983 to September 1984 he was the Tokyo-based Vice President of TEL-GenRad, KK, a joint venture developing and manufacturing PC board and semiconductor test systems. Mr. Herrmann received a BA from the University of Pennsylvania and an MBA from the Wharton School.

Other Information About The Board and Its Committees

The Board of Directors met five times in fiscal 1998. Each Director attended at least 75%, of the aggregate of the total number of such meetings of the Board of Directors and the total number of meetings held by all committees on which the individual Director served.

During fiscal 1998, the Audit Committee of the Board of Directors consisted of Messrs. Schechter and Herrmann. The Audit Committee met twice in fiscal 1998. The functions of the Audit Committee include: (i) making recommendations to the Board of Directors with respect to the engagement of the Company's independent auditors; (ii) reviewing the audit plans developed by the independent auditors for the annual audit of the Company's books and records and the results of such audit; (iii) reviewing the annual financial statements; (iv) reviewing the professional services provided by the independent auditors and the auditors' independence; and (v) reviewing the adequacy of the Company's system of internal controls and the response to management letters issued by the independent auditors.

During fiscal 1998, the Compensation Committee consisted of Messrs. Schechter and Haigh. The Compensation Committee completed two meetings/actions by consent in fiscal 1998. The Compensation Committee considers and, when appropriate, makes recommendations to the Board of Directors regarding employee and Director compensation (including stock compensation) matters.

The Board of Directors does not have a Nominating Committee or committee performing a similar function.

Director's Compensation

Directors do not receive cash compensation for services on the Board of Directors or any committee thereof. As compensation for service as a Director, each non-employee Director, upon election to the Board, is entitled to receive an automatic stock option grant pursuant to the Company's 1994 Stock Option Plan for Non-Employee Directors (the "1994 Plan"). During fiscal 1998, two non-employee directors received automatic grants of options under the 1994 Plan to purchase shares of Common Stock, at fair market value as of the date of such grant. The grants issued automatically for joining the board and election to the board were grants of 7,083 at $1.125, 15,000 at $1.063 and 833 at $1.00.

Executive Compensation Agreements

On February 13, 1998, the Company entered into a consulting agreement with Mr. Resor (the "Consulting Agreement") and an employment agreement with Mr. Herrmann (the "Employment Agreement").

The Consulting Agreement provides for Mr. Resor to be paid at an annual rate of $168,000 and to receive a continuation of his health insurance benefits, both until August 14, 1998, or until there is an earlier termination under the provisions of the Consulting Agreement. The Company will pay health insurance premiums until the termination of the Consulting Agreement or until Mr. Resor becomes covered under a health insurance plan by a subsequent employer. Mr. Resor was also granted an option to purchase 67,500 shares of the Company's Common Stock at an exercise price of $0.969 per share. These shares are exercisable for a period of three months following the termination of this agreement.

Pursuant to the Employment Agreement Mr. Herrmann is employed as the Company's President, Chief Executive Officer and Chairman of the Company's Board of Directors pursuant to an employment agreement with the Company, dated February 13, 1998 (the "Employment Agreement"). Under the terms of the Employment Agreement, Mr. Herrmann will receive an annual base salary in 1998 of $190,000 and is entitled to incentive compensation equal to 40% of his base salary upon the Company's achievement of certain milestones for such year that have been mutually agreed upon by Mr. Herrmann and the Compensation Committee of the Board of Directors. Pursuant to the terms of the Employment Agreement, on February 13, 1998 the Company granted to Mr. Herrmann options to purchase 400,000 shares of the Company's common stock at an exercise price of $0.96875 per share. These stock options will vest 50,000 shares on August 13, 1998, with 10,000 shares vesting per month for the 35 consecutive months thereafter. The Employment Agreement also provides Mr. Herrmann with medical insurance and other fringe benefits. Mr. Herrmann's employment with the Company may be terminated by either the Company or Mr. Herrmann at any time by giving written notice of termination. Upon termination of Mr. Herrmann's employment by reason of General Discharge or Resignation with reason, Mr. Herrmann is entitled to severance pay in an amount equal to one times his then current annual base salary and benefits; such amount shall not be reduced by the receipt of wages or self-employment income through subsequent employment.

Executive Compensation

The tables that appear below, together with the accompanying text and footnotes, provide information on compensation and benefits for the named officers, as determined by requirements of the Securities and Exchange Commission ("SEC"). All the data regarding values for stock options are hypothetical in terms of the amounts that an individual may or may not receive because such amounts are contingent on continued employment with the Company and the price of the Common Stock. All year-end values shown in these tables for outstanding stock options reflect a $1.50 price, which was the closing price of the Common Stock on March 31, 1998, as reported in the "NASDAQ" section of the Eastern Edition of The Wall Street Journal.

The following table sets forth certain compensation information for the fiscal years ended March 31, 1998, 1997, and 1996 with respect to the Company's Chief Executive Officer and those other officers of the Company who were the most highly paid for fiscal 1998.

SUMMARY COMPENSATION TABLE

                                      Long Term
                                      Compensation
                                      Awards/
Name and                  Annual      Securities     All Other
Principal              Compensation   Underlying    Compensation
Position            Year  Salary ($)  Options (#)    ($) (1)

Carl P. Herrmann*   1998 $ 19,001       15,833          $    0
President and       1997        0            0               0
Chief Executive
Officer             1996        0            0               0

Griffith L. Resor, III**
Former              1998  159,400             0          3,595
President and       1997  165,577       157,248 (2) (3)  3,231
CEO                 1996  156,577        93,000          2,959

William C.  Schneider
Vice President      1998  144,525        20,000          1,819
Research            1997  137,981       119,750 (2) (3)  1,603
& Development       1996  124,193        43,000          1,379


Mark Lucas          1998  129,469        20,000            397
Vice President      1997  115,217       115,000 (2) (3)    358
Product Marketing   1996  106,442        32,000            306

Raymond Benson***   1998  113,695        15,000            778
Vice President      1997   36,885        30,000             86
Sales               1996        0             0              0

John L. Steele, Jr.
Vice President      1998  111,607        15,000          2,264
Secretary and       1997  106,715        25,125 (3) (4)  2,011
General Counsel     1996  104,296        16,000          1,344

* Mr. Herrmann's date of hire was February 13, 1998. Mr. Herrmann's salary would have been $190,000 if he had been employed the entire year.
** Mr. Resor's date of termination was February 13, 1998.
*** Mr. Benson's date of hire was November 1, 1996.

(1) The amounts reported reflect term life insurance premiums paid on behalf of the officers.
(2) Includes options to purchase 50,000 shares of the Company's Common Stock granted in July, 1996 which was canceled in February 1997 in exchange for 37,500 shares at a lower price.
(3) Remaining balance of options granted in exchange for outstanding options previously granted.
(4) Includes an option to purchase 7,500 shares of the Company's Common Stock granted in July 1996 which was canceled in February 1997 in exchange for 5,625 shares at a lower price.

The Compensation Committee of the Board of Directors reviewed and approved the Bonus plan established for the executive officers and other key members for the fiscal year 1998. This bonus plan is based on the achievement of both individual and company goals. Payments were made to officers according to this plan in fiscal year 1998.

The Compensation Committee of the Board of Directors reviewed and appraised the Bonus plan established for the executive officers and other key members for the fiscal year 1999. This bonus plan is based on the achievement of group goals.

STOCK BASED COMPENSATION

The following table provides details regarding stock options granted to the named officers in fiscal 1998. In addition, in accordance with SEC rules, this table shows hypothetical gains on a pretax basis or "option spreads" that would exist for the respective options granted in fiscal 1998 for the named officers. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

Option Grants in Fiscal Year Ended March 31, 1998

                   Individual Grants
                                  Percentage
                                  Of Total
                                  Options
                                  Granted to
                                  Employees    Exercise
                       Options    in Fiscal    Price   Expiration
Name                   Granted    1998         ($/sh)  Date
Carl P. Herrmann           833      0.3%       $1.000   5/30/07
                        15,000      5.7%       $1.063   7/30/07
                       400,000    100.0% (2)   $0.969   2/13/08
                       -------    ------
                       415,833    106.0%

Griffith L. Resor, III  30,000      11.3%      $1.250   2/13/98
                        67,500      25.6%      $0.969  11/14/98
                        ------     -----
                        97,500      36.9%

William C. Schneider    20,000       7.6%      $1.250   7/14/07

Mark Lucas              20,000       7.6%      $1.250   7/14/07

Raymond Benson          15,000       5.7%      $1.250   7/14/07
John L. Steele, Jr.     15,000       5.7%      $1.250   7/14/07

                          Potential Realizable
                          Value at Assumed
                          Annual Rates of Stock
                          Price Appreciation for
                          Option Term (1)
Name                      5% ($)     10% ($)
Carl P.  Herrmann             524      1,327
                           10,015     25,393
                          243,597    617,475
                          --------   -------
                          254,136    644,195

Griffith L. Resor, III          0          0
                            2,423      4,833
                         --------    -------
                            2,423      4,833

William C.Schneider        15,722     39,844

Mark Lucas                 15,722     39,844

Raymond Benson             11,792     29,883

John L. Steele, Jr.        11,792     29,883

(1) Realizable value represents the difference between the assumed stock price at the expiration date and the exercise price.
(2) This grant was issued per the terms of Mr. Herrmann's employment agreement.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END FISCAL 1998 OPTION VALUES

The following tables show the number of shares remaining unexercised by both exercisable and unexercisable stock options as of March 31, 1998. Also reported are the values of "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the fiscal year-end price of the Common Stock of $1.50.

Option Values at March 31, 1998

                         Shares Acquired          Value
Name                     on Exercise (#)          Realized ($)
Carl P. Herrmann              0                       0
Griffith L. Resor, III   10,666                   1,738
William C. Schneider          0                       0
Mark Lucas                    0                       0
Raymond Benson                0                       0
John L. Steele, Jr.           0                       0

                        (#) Number of Unexercised Options At March 31, 1998

Name                     Exercisable    Unexercisable
Carl P. Herrmann          5,833         10,000
Griffith L. Resor, III   77,748         67,500
William C. Schneider     64,479         59,937
Mark Lucas               26,246         59,750
Raymond Benson            7,500         37,500
John L. Steele, Jr.      42,387         20,904

                      ($) Value of Unexercised In-the-Money
                       Options at March 31, 1998
Name                   Exercisable     Unexercised
Carl P.  Herrmann       2,601           4,370
Griffith L. Resor, III      0          35,842
William C. Schneider   18,400           5,000
Mark Lucas              2,697           5,000
Raymond Benson              0           3,750
John L. Steele, Jr.    16,000           3,750

OPTIONS REPRICED

The following table provides information relating to the repricing of certain options held by the named officers of the Company that occurred during the last ten fiscal years. There have been two occasions for repricing. The first repricing was on 8/21/95 with a one-for-one option repricing, with no change in vesting. The second repricing which occurred on 2/12/97 required the three-for-four exchange of options, with no change to the vesting schedule.

Ten Year Option Repricing
                                  Number of  Market
                                  Securities Value of   Exercise
                                  Underlying Stock at   Price at
                                  Options    Time of    Time of
Name                     Date     Repriced   Repricing  Repricing

Carl P. Herrmann         None

Griffith L. Resor, III   8/21/95  25,333     $6.375     $7.200
                         8/21/95  16,666     $6.375     $9.600
                         8/21/95  21,001     $6.375     $9.750
                         8/21/95  10,000     $6.375     $8.000
                         2/12/97  15,000     $1.625     $4.875
                         2/12/97  18,999     $1.625     $6.375
                         2/12/97  12,499     $1.625     $6.375
                         2/12/97  15,750     $1.625     $6.375
                         2/12/97   7,500     $1.625     $6.375
                         2/12/97  37,500     $1.625     $3.250

William C.Schneider      8/21/95  10,000     $6.375     $9.750
                         8/21/95   3,000     $6.375     $8.250
                         2/12/97  12,000     $1.625     $4.875
                         2/12/97  10,500     $1.625     $4.875
                         2/12/97   7,500     $1.625     $6.375
                         2/12/97   2,250     $1.625     $6.375
                         2/12/97  37,500     $1.625     $3.250

Mark Lucas               8/21/95   2,000     $6.375     $8.250
                         2/12/97   4,500     $1.625     $4.875
                         2/12/97  18,000     $1.625     $4.875
                         2/12/97   1,500     $1.625     $6.375
                         2/12/97  37,500     $1.625     $3.250

Raymond Benson        None

John L. Steele, Jr.      8/21/95  10,000     $6.375     $9.750
                         8/21/95   3,000     $6.375     $8.250
                         2/12/97   2,250     $1.625     $4.875
                         2/12/97   7,500     $1.625     $6.375
                         2/12/97   2,250     $1.625     $6.375
                         2/12/97   5,625     $1.625     $3.250

                                         Length of Original
                        New              Option Term Remaining
                        Exercise         at Date of Repricing
Name                    Price            Years       Days
Carl P. Herrmann        None

Griffith L. Resor, III  $6.375           7           220
                        $6.375           7           284
                        $6 375           7           363
                        $6 375           9             9
                        $1.625           8            89
                        $1.625           6            45
                        $1.625           6           109
                        $1.625           6           188
                        $1.625           7           200
                        $1.625           9           147

William C. Schneider    $6.375           7           363
                        $6.375           9            37
                        $1.625           8            89
                        $1.625           8           123
                        $1.625           6           188
                        $1.625           7           228
                        $1.625           9           147

Mark Lucas              $6.375           9            37
                        $1.625           8            89
                        $1.625           8           123
                        $1.625           7           228
                        $1.625           9           147

Raymond Benson        None

John L. Steele, Jr.     $6.375           7           363
                        $6.375           9            37
                        $1.625           8            89
                        $1.625           6           188
                        $1.625           7           228
                        $1.625           9           147

Compensation Committee Interlocks and Insider Participation

During fiscal 1998, the Compensation Committee consisted of Messrs. Schechter and Haigh. No member of the Compensation Committee was at any time during or prior to fiscal 1998 an officer or employee of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

The Compensation Committee

The Compensation Committee of the Company currently consists of two Directors, Messrs. Schechter and Haigh, neither of whom is an officer or employee of the Company. The Compensation Committee is responsible for establishing compensation policies with respect to the Company's officers, including the Chief Executive Officer and the other named officers, and administering the Company's 1993 Stock Option Plan, and the 1994 Employee Stock Purchase Plan the "Purchase Plan".

Compensation Committee Report on Repriced Options

In February 1997, the committee granted each of the Company's employees, officers and select consultants who had previously been granted options to purchase shares of Common Stock the right to exchange such options for new stock options (with the same vesting schedule) to purchase three shares of Common Stock at $1.625 per share for every four shares issuable upon exercise of the options being repriced (the "1997 Option Exchange Offer"). Options granted to Directors under the 1994 Plan were not subject to the 1997 Option Exchange Offer.

The majority of the Company's outstanding stock options were exercisable at prices that were substantially above the then-current market price of the Common Stock. Although such options did have some financial value based on a mathematical formula used in the investment banking community for valuing options, the Committee believed that the Company's employees did not place any value on options which were significantly out-of-the-money. The Committee concluded that such options therefore were no longer effective in either aligning the interests of the Company's employees with those of its shareholders or encouraging option holders to remain in the employ of the Company.

In determining to make the 1997 Option Exchange Offer, the Committee considered the fairness of such exchange in relation to the Company's other shareholders. The Committee concluded that, instead of issuing a large number of new options at the current fair market value and thereby causing further shareholder dilution, it was in the shareholders' long-term best interest to make the 1997 Option Exchange Offer so that the Company could more effectively motivate and retain its employees and officers. In this light, the Committee decided that employees, officers and select consultants of the Company should be given the option to exchange any of their outstanding options for a new option to purchase the three shares for every four surrendered with a new exercise price set at $1.625 (the fair market value of the Company's Common Stock at the date of the 1997 Option Exchange Offer).

In August 1995, the committee granted each of the Company's employees and officers who had previously been granted options to purchase shares of Common Stock the right to exchange such options for new stock options to purchase the same number of shares of Common Stock at a lower exercise price with the same vesting schedule the "1995 Option Exchange Offer". Options granted to Directors under the 1994 Plan were not subject to the 1995 Option Exchange Offer.

In determining to make the 1995 Option Exchange Offer, the Committee considered the fairness of such exchange in relation to the Company's other shareholders. The Committee concluded that, instead of issuing a large number of new options at the current fair market value and thereby causing further shareholder dilution, it was in the shareholders' long-term best interests to make the 1995 Option Exchange Offer so that the Company could more effectively motivate and retain its employees and officers. In this light, the Committee decided that employees and officers of the Company should be given the option to exchange any of their outstanding options for a new option to purchase the same number of shares with a new exercise price set at $6.375, (the fair market value of the Company's Common Stock at the date of the 1995 Option Exchange Offer).

Compensation for Fiscal 1998

The Compensation Committee seeks to achieve three broad goals in connection with the Company's compensation programs and decisions regarding individual compensation. First, the Compensation Committee structures executive compensation programs in a manner that the Committee believes will enable the Company to attract and retain key executives. Second, the Compensation Committee establishes compensation programs that are designed to reward executives for the achievement of specified business objectives of the Company. By tying compensation in part to particular goals, the Compensation Committee believes that a performance-oriented environment is created for the Company's executives. Finally, the Company's compensation programs are intended to provide executives with an equity interest in the Company so as to link a portion of compensation with the performance of the Company's Common Stock.

The compensation programs for the Company's officers established by the Compensation Committee consist of four elements based upon the foregoing objectives: base salary; fringe benefits; annual bonus; and equity incentives, such as stock options issued under the Company's 1993 Stock Option Plan. Additionally, as employees of the Company, each of the Company's officers is eligible to participate in the Purchase Plan upon the same terms as substantially all of the Company's other employees.

In establishing base salaries for executives, the Compensation Committee monitors standards at comparable companies, particularly those that are in the same or related industries and/or same general geographical area as the Company, considers historic salary levels of the individual and the nature of the individual's responsibilities and compares the individual's base salary with those of other employees at the Company. To the extent determined to be appropriate, the Compensation Committee also considers general economic conditions and the Company's financial performance in establishing base salaries of executives.

The Company provides or makes available generally competitive fringe benefits, such as group life, medical, dental and disability insurance, a 401(k) investment plan, vacation days, holidays and short-term disability coverage, for all employees. With the exception of individual term life insurance coverage provided for the two remaining founders of the Company, Messrs. Schneider and Steele, since inception, no separate coverage or plans of these types are provided or made available for officers.

The Compensation Committee generally structures bonuses by linking them to the achievement of specified Company and/or business unit performance objectives.

Fiscal 1998 Compensation for the Former Chief Executive Officer

In considering the compensation for the former Chief Executive Officer for fiscal 1998, the Compensation Committee considered the same criteria as for the compensation of the other officers of the Company. Mr. Resor was paid a base salary for fiscal 1998 of $165,577. In addition, Mr. Resor received stock options to purchase 50,000 shares of Common Stock which were exchanged in the 1997 Option Exchange Offer repricing for 37,500 shares.

/s/ ROBERT P. SCHECHTER
/s/ RONALD K. HAIGH

Section 16(a) Beneficial Ownership Reporting Compliance

Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission (the "Commission"). Specific due dates for these reports have been established by the Commission and the Company is required to report in this Proxy Statement any failure during fiscal 1998 to file by these dates. All of these filing requirements were met in a timely manner by its directors, officers and ten percent holders. In making this statement, the Company has relied upon the written representations of its directors, officers and copies of the reports that have been filed with the Company.

The following table of data was used to produce the graph which provides information that compares the performance of the Company's Common Stock to the Nasdaq Stock Market Total Return Index for U.S. Companies and the Nasdaq Total Return Index for Computer Manufacturers since the Company's initial public offering on July 23, 1993. The Nasdaq Total Return Index for Computer Manufacturers includes both manufacturers of large, complex, capital equipment and many of the Company's customers. The data assumes that the value of the investment in the Company's Common Stock and each index was $100 at July 23, 1993 and that all dividends were reinvested.

End of Trading on July 23, 1993  MRS         Nasdaq
and Last Day of Each Quarter     Technology  Stock       Computer
Through End of Fiscal Year       Inc.        Market (US) Mfgrs.
07/23/93                         100.000     100.000     100.000
09/30/93                         178.571     109.002      98.560
12/31/93                         185.714     111.145     114.824
03/31/94                         142.857     106.472     111.323
06/30/94                         121.429     101.494      90.256
09/30/94                         117.857     109.897     109.738
12/30/94                         100.000     108.643     126.103
03/31/95                          96.429     118.441     132.931
06/30/95                          75.000     135.479     161.651
09/29/95                          71.429     151.799     194.488
12/29/95                          46.429     153.649     198.618
03/29/96                          82.143     160.815     204.734
06/28/96                          53.571     173.942     230.167
09/30/96                          41.071     180.131     254.122
12/31/96                          30.357     188.983     266.696
03/31/97                          17.857     178.740     224.139
06/30/97                          15.625     211.505     289.671
09/30/97                          21.429     247.289     363.925
12/31/97                           9.821     231.967     322.846
03/31/98                          21.429     271.467     397.452

The Indexes and graph were prepared by the Center for Research in Security Prices at the University of Chicago Graduate School of Business.

Item 2.  Amendment of 1993 Stock Option Plan

On March 26, 1998, the Board of Directors adopted, subject to ratification by the stockholders, an amendment to the 1993 Stock Option Plan (the "1993 Plan") which would increase the maximum amount of shares of the Company's Common Stock that may be subject to awards by 1,000,000 additional shares. The 1993 Plan, as adopted in 1993, limits the number of shares available for grants under the Plan and the Company's 1986 Stock Option Plan to 1,500,000 shares of Common Stock. The description of the 1993 Plan, as amended, set forth below is qualified in its entirety by the full text of the 1993 Plan.(Attachment 1)

The 1993 Stock Option Plan provides for granting of Incentive Stock Options ("ISOs") and Nonqualified Stock Options or a combination of the foregoing as a means through which the Company may attract and encourage able persons to enter into and remain in its employ. The 1993 Plan is administered by the Compensation Committee of the Board of Directors. The 1993 Plan is designed to encourage key employees of the Company and its subsidiaries to acquire and maintain stock ownership, thereby providing additional incentive to promote the success of the Company's business.

As of June 1, 1998, approximately 51 employees were eligible to receive grants under the 1993 Plan.

The 1993 Plan provides that shares of the Company's Common Stock issued pursuant thereto may be authorized and unissued stock or treasury stock. In no event will the aggregate number of shares available for grants under the 1993 Plan and the Company's 1986 Stock Option Plan (if the proposed amendment is adopted) exceed 2,500,000. The number of shares issuable is subject to adjustment due to stock dividends, stock splits or other changes in capitalization of the Company. Shares of stock covered by expired or terminated stock options may be used for subsequent awards under the 1993 Plan.

Stock Options

The 1993 Plan permits awards of stock options, which may be ISOs or Nonqualified Stock Options, to be made to employees. ISOs are granted with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant, and a term fixed by the Committee but not more than ten years from the date of grant. Options granted under the 1993 Plan may not be transferred except by will or the laws of descent or distribution and are exercisable in accordance with the terms established by the Committee. The total purchase price of any shares of the Company's Common Stock purchased on the exercise of stock options must be paid in cash on the date of exercise of the Option. The aggregate fair market value of shares of the Company's Common Stock subject to ISOs granted to any employee which first became exercisable in any calendar year may not exceed $100,000.

After termination of employment on account of death or disability, all stock options may be exercised at any time prior to the expiration date of the options or within one year following death or disability, whichever period is shorter. If employment is terminated for reasons other than death or disability, stock options may be exercised at any time prior to the expiration date of the options or within three months following such termination of employment, whichever period is shorter. Stock options may only be exercised to the extent that they were exercisable at the date of termination of employment, and in no event may a stock option be exercised after the expiration of its term.

Federal Income Tax Consequences

The grant of an ISO or a Nonqualified Stock Option will not result in income for the optionee or in an income tax deduction for the Company.

The exercise of a Nonqualified Stock Option will generally result in taxable income to the optionee and a deduction for the Company, in each case measured by the difference between the purchase price and the fair market value of the shares of the Company's Common Stock determined generally at the time of exercise at which time income tax withholding will be required.

The exercise of an ISO will not result in income for the optionee if the optionee is an employee of the Company or one of its subsidiaries from the date of grant until three months before the exercise. The excess of the market value on the exercise date over the purchase price is an item of tax preference, potentially subject to the alternative minimum tax. Provided the optionee does not dispose of the shares of the Company's Common Stock within two years after the date of grant and one year after exercise, any gain on a disposition of the shares will be taxed to the optionee as capital gain and the Company will not be entitled to a deduction. If the optionee disposes of the shares prior to the expiration of either of the holding periods, the optionee will recognize taxable income and the Company will be entitled to a deduction equal to the lesser of (i) the fair market value of the shares on the exercise date minus the purchase price or (ii) the amount realized on disposition minus the purchase price. Any gain greater than the taxable income portion will be treated as capital gain.

Option Grants Under the 1993 Stock Option Plan

As of June 1, 1998, options for the purchase of a total of 931,309 shares of Common Stock were outstanding and an additional 157,618 shares remained available for grant under the Plan. The closing price of the Company's Common Stock at June 1, 1998 was $1.4375 per share. The following table sets forth information as of June 1, 1998 with respect to stock options which have been granted under the Plan to (i) each of the Company's Chief Executive Officer and the other executive officers named in the Summary Compensation Table, (ii) all current executive officers of the Company as a group, (iii) each nominee for election as a director of the Company, (iv) all directors of the Company, other than those who are executive officers, as a group, and (v) all employees of the Company, excluding executive officers, as a group.

Name and Position                               Options (Shares)
Carl P. Herrmann, President,
CEO and Chairman of the Board                                0
Griffith L. Resor, III,
Former President and CEO                               145,248
William C. Schneider, Vice President
Research and Development                               124,416
Mark Lucas, Vice President Marketing                   110,162
Raymond Benson, Vice President Sales                    45,000
John L. Steele, Jr., Vice President,
 Secretary and General Counsel                          67,291

All executive officers as a group                      616,895
All nominees for election as a Director                  6,666
All directors of the Company, excluding
executive officers, as a group                           6,666
All employees of the Company, excluding
executive officers, as a group                         402,649

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, is required to ratify the adoption and approval by the Board of Directors of the Purchase Plan. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the amendment of the 1993 Plan.


Item 3.  1994 Stock Option Plan for Non-Employee Directors

On March 26, 1998, the Board of Directors adopted, subject to ratification by the stockholders, an amendment to the 1994 Stock Option Plan (the "1994 Plan") which would increase the maximum amount of shares of the Company's Common Stock that may be subject to awards by 150,000 additional shares. The 1994 Plan, as adopted in 1993, limits the number of shares available for grants under the Plan to 100,000 shares of Common Stock. The description of the 1994 Plan, as amended, set forth below is qualified in its entirety by the full text of the 1994 Plan. (Attachment 2)

The Board of Directors has adopted, subject to ratification by the stock holders, the 1994 Stock Option Plan for Non-Employee Directors (the "Director Plan") pursuant to which directors of the Company who are not employees of the Company would be automatically granted options to purchase up to 250,000 shares of the Company's Common Stock. The Director Plan is intended to attract and retain highly qualified directors of the Company who are not employees of the Company and to encourage such directors to own shares of Common Stock of the Company so as to provide them with additional incentives to promote the success of the Company. The description of the Director Plan set forth below is qualified in its entirety by the full text of the Director Plan.

The Director Plan will be administered by a committee of the Board of Directors of the Company consisting of those directors who are not eligible to participate in the Director Plan. The committee will have no discretion with respect to the eligibility or selection of directors to receive options, the timing of option grants or the number of shares of Common stock subject to the grant or any option thereunder.

Options will be granted under the Director Plan upon the election or reelection of an eligible director. A director is eligible to participate in the Director Plan if he is not an employee or officer of the Company or any subsidiary of the Company. Currently, Messrs. Fougere and Schechter and if elected Messrs. Haigh and Wiefels, are the only directors eligible to participate in the Director Plan.

Each eligible director will be awarded options to purchase 5,000 shares of Common Stock for each year of the term of office for which the director is elected. Normally, directors are elected to three-year terms of office, and would therefore receive options to purchase 15,000 shares of Common Stock. The options become exercisable for 5,000 shares upon election and on each anniversary of the date of grant.

The Director Plan provides that shares of the Company's Common Stock issued pursuant thereto may be authorized and unissued stock or treasury stock. In no event will the aggregate number of shares available for grants under the Director Plan exceed 250,000. The number of shares issuable is subject to adjustment due to stock dividends, stock splits or other changes in capitalization of the Company. Shares of stock covered by expired or terminated stock options may be used for subsequent awards under the Director Plan.

Stock Options

The Director Plan permits awards of Nonqualified Stock Options. All options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant, and a term of ten years from the date of grant. Options granted under the Director Plan may not be transferred except by will or the laws of descent or distribution. The total purchase price of any shares of the Company's Common Stock purchased on the exercise of options must be paid in cash on the date of exercise of the option.

Options may be exercised at any time prior to the expiration date of the Options or within one year following death, whichever period is shorter. In the event of the termination of the director's service on the Board of Directors for any reason, options may be exercised after such termination for the full term of the option, to the extent that they were exercisable at the date of termination of service. In no event may an option be exercised after the expiration of its term.

Federal Income Tax Consequences

The grant of a Nonqualified Stock Option under the Plan will not result in income for the director or in an income tax deduction for the Company. The exercise of a Nonqualified Stock Option will generally result in taxable income to the director and a deduction for the Company, in each case measured by the difference between the purchase price and the fair market value of the shares of the Company's Common Stock determined generally at the time of exercise.

Name and Position                               Options (Shares)
Robert P. Schechter, Director                      25,000
Ronald K. Haigh, Director                          20,000
Pierre Fougere, Director                            7,083
Paul Wiefels, Director                              1,250
Carl Herrmann, President, CEO
and Chairman of the Board                          15,833
All executive officers as a group                  15,833
All directors of the Company, excluding
 executive officers, as a group                   100,000
All employees of the Company, excluding
 executive officers, as a group                         0

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, is required to ratify the adoption and approval by the Board of Directors of the Purchase Plan. Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the amendment of the Director Plan.

Item 4.  Selection of Independent Accountants

The Board of Directors recommends that the stockholders ratify its appointment of Coopers & Lybrand L.L.P., as the independent accountants of the Company for the fiscal year ending March 31, 1999. Coopers & Lybrand L.L.P. has acted in such capacity for the Company since the Company's 1986 fiscal year.

A representative of Coopers & Lybrand L.L.P. will be present at the meeting and will be afforded the opportunity to make a statement and to respond to appropriate questions.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock present or represented at the meeting is required to approve the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the fiscal year ending March 31, 1999. Unless authority is withheld, it is the intention of the persons voting the enclosed proxy to vote such proxy in favor of approving the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants. If the proposal to approve the selection of Coopers & Lybrand L.L.P. is not approved, the Board of Directors will select and appoint another independent accounting firm for the fiscal year ending March 31, 1999 without further stockholder action.

Item 5.  Other Business

The Board of Directors knows of no other business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the enclosed proxy to vote or otherwise act in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

Any stockholder of the Company may present a proposal for consideration at future meetings of the stockholders of the Company. Any proposal for consideration at next year's meeting of stockholders must be received by the Company at its principal executive offices, 10 Elizabeth Drive, Chelmsford, Massachusetts, 01824, Attention: John L. Steele, Jr., Secretary, no later than February 16, 1999, except that if the next year's annual meeting date is changed by more than 30 calendar days from the regularly scheduled date, July 27, 1999, the Company must receive such a proposal within a reasonable time before the Board of Directors makes its proxy solicitation.

ADDITIONAL FINANCIAL INFORMATION

Copies of the Company's Annual Report on Form 10-K (without exhibits) as filed with the Securities and Exchange Commission will be furnished without charge upon written request of any stockholder of record. Requests for such copies should be directed to: John L. Steele, Jr., Secretary, MRS Technology, Inc., 10 Elizabeth Drive, Chelmsford, MA 01824.

John L. Steele, Jr., Secretary


June 16, 1998



WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE SEND IN YOUR PROXY WITHOUT DELAY. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. ANY STOCKHOLDER GIVING A PROXY MAY REVOKE IT AT ANY TIME IF IT HAS NOT BEEN VOTED.


PROXY                        MRS Technology, Inc.             PROXY
                             10 Elizabeth Drive
                             Chelmsford, MA 01824

Annual Meeting of Stockholders
Tuesday, July 28, 1998

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Carl P. Herrmann and John L. Steele, Jr. as proxies, each with full power of substitution to vote all shares of stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of MRS Technology, Inc. To be held at the BankBoston auditorium Blue Hills Office Park, 150 Royall Street, Canton, Massachusetts, on Tuesday, July 28, 1998, at 10:00 a.m. or at any adjournment thereof.

Please return this card in the enclosed postage paid envelope to the Bank Boston, P.O. Box 1628, Boston, MA 02105.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL SET FORTH BELOW.

1. To elect Ronald K.Haigh and Paul Wiefels to the Board of Directors to serve as Class III Directors for three-year terms.

    [ ]   For both nominees   [ ] Withheld from both nominees

    ______________________________________________________________________
    Instruction: To withhold authority to vote for a nominee, write his name on the line above.

2. To approve an amendment to the 1993 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance under the plan from 1,500,000 to 2,500,000.

    [  ] For     [   ]   Against    [   ] Abstain

3. To approve an amendment to the 1994 Stock Option Plan for Non-Employee Directors to increase the number of shares of Common Stock for issuance under the plan from 100,000 to 250,000.

    [  ] For     [   ]   Against    [   ] Abstain

4. To ratify the appointment of Coopers and Lybrand L.L.P., as auditors for the fiscal year ending March 31, 1999.

    [  ] For     [   ]   Against    [   ] Abstain

5. In their discretion to vote upon such other business as may properly come before the meeting and any adjournment thereof.


Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:_____________________________________ Date:__________________

Signature:_____________________________________ Date:__________________



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Subject; MRS Technology, Inc. - Definitive Proxy Materials

I have enclosed for filing through the EDGAR system definitive proxy material in connection with the Company's Annual Meeting of Stockholders.

Sincerely,
/s/Patricia F. DiIanni
Vice President and
Chief Financial Officer

ATTACHMENT 1

MRS TECHNOLOGY, INC.
1993 STOCK OPTION PLAN

1. Definitions. As used in this 1993 Stock Option Plan, the following terms have the following meanings:
Board - means the Company's Board of Directors.
Code - means the Internal Revenue Code of 1986, as amended.
Committee shall have the meaning set forth in Section 4.
Company - means MRS Technology, Inc.
Grant Date - means the date on which an Option is granted, as specified in
Section 7.
Market Value - means the fair market value of a share of the Stock on any date, as determined by the Board.
Option - means an option to purchase shares of Stock granted under the Plan. Option Agreement - means an agreement between the Company and an Optionee, setting forth the terms and conditions of an Option.
Option Price - means the price paid by an Optionee for an Option under this Plan.
Option Share - means any share of Stock of the Company transferred to an Optionee upon exercise of an Option pursuant to this Plan.
Optionee - means a person eligible to receive an Option, as provided in
Section 6, to whom an Option shall have been granted under the Plan.
Plan - means this 1993 Stock Option Plan.
Securities - means the Securities Act of 1933, as amended.
Securities Laws - means any federal or state law regulating the sale or exchange of securities.
Stock - means the Common Stock, par value $.01 per share, of the Company. Vesting for any portion of any incentive option means the calendar year in which that portion of the option first becomes exercisable.

2. Purpose. This 1993 Stock Option Plan is intended to encourage ownership of the Stock by key employees of the Company and its subsidiaries and to provide additional incentive for them to promote the success of the Company's business. The Plan is intended to provide for both incentive stock Options (within the meaning of Section 422 of the Code) and non-statutory stock Options.

3. Term of the Plan. Options under the Plan may be granted not later than February 4, 2003.

4. Administration. The Plan shall be administered by the Board, no member of which shall act upon any matter exclusively affecting any Option granted or to be granted to such member under the Plan, or by a committee appointed by the Board (the "Committee"); provided, that, to the extent required by Rule 16b-3 or any successor provision ("Rule 16b-3"), of the Securities Exchange Act of 1934, with respect to specific grants of Options, the Plan shall be administered by a disinterested administrator or administrators within the meaning of Rule 16b-3. Hereinafter, all references in this Plan to the "Committee" shall mean the Board if no Committee has been appointed. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make the following determinations with respect to each Option to be granted by the Company: (a) the key employee or key consultant to receive the Option; (b) the time of granting the Option; (c)the number of shares; (d) the Option Price; and (e) the Option period. Each such determination shall be made by the vote or consent of the Committee of Directors. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company and its subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Option Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Section 4 shall be conclusive.

5. Stock Subject to the Plan. At no time shall the number of shares of the Stock then outstanding which are attributable to the exercise of Options granted under the Plan, plus the sum of (i) the number of shares then issuable upon exercise of outstanding Options granted under the Plan, (ii) the number of shares then outstanding which are attributable to the exercise of options granted under the Company's 1986 Stock Option Plan and (iii) the number of shares then outstanding options granted under the Company's 1993 Stock Option Plan, exceed 2,500,000 shares, subject, however, to the provisions of Section 16 of the Plan. Shares to be issued upon the exercise of Options granted under the Plan may be either authorized but unissued shares or shares held by the Company in its treasury. If any Option expires or terminates for any reason without having been exercised in full, the shares not purchased under it shall be available for other Options.

6. Eligibility. An Option may be granted only to a director or key employee of or key consultant to the Company. Any person who, within the meaning of
Section 422(b)(6) of the Code, is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary corporations) shall be eligible to receive an Option only if the Option Price is at least 110% of the Market Value on the Grant Date and the Option Period is no more than five years.

7. Time of Granting Options. The granting of an Option shall take place at the time specified by the Committee.

8. Option Price. The Option Price under each Option shall not be less than 100% of the Market Value of the Stock on the Grant Date.

9. Option Period. No Option may be exercised later than the tenth anniversary of the date on which it is granted. An Option may become exercisable in such installments, cumulative or non-cumulative, as the Board may determine.

10. Incentive Stock Options. No incentive Option shall be considered an incentive Option to the extent pursuant to its terms it would permit the Optionee to purchase for the first time in any Vesting Year under that incentive Option more than the number of shares of Stock calculated by dividing the current limit by the Option Price. The current limit for any Optionee for any Vesting Year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of stock available for purchase for the first time in the Vesting Year under each other incentive Option granted to the Optionee under the Plan after December 31, 1986 and each other incentive stock option granted to the Optionee after December 31, 1986 under any other incentive stock Option plan of the Company (and any parent and subsidiary corporations).

11. Exercise of Option. Exercise of the Option may be effected only by giving written notice of intent to exercise the Option, specifying the number of shares as to which the Option is being exercised, accompanied by full payment for such shares in the form of a certified or bank check payable to the order of the Company. Receipt by the Company of such notice and payment shall constitute the exercise of the Option or a part of it. Within 20 days, the Company shall deliver to the Optionee a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. If the Securities Laws shall require the Company or the Optionee to register or qualify any Option Shares with respect to which notice of intent to exercise shall have been delivered to the Company, or to take any other action in connection with such shares, the delivery of the certificate or certificates for such shares shall be postponed until completion of the necessary action, which the Company shall take in good faith, without delay and at its own expense. Upon each exercise of the Option, the Optionee will be required to give a representation in form satisfactory to counsel for the Company that the shares are being purchased for investment and not with a view to distribution and that the Optionee will make no transfers of the shares in violation of the Securities Laws. The Company may, at its discretion, make a notation on any certificate delivered upon exercise of the Option to the effect that the shares are subject to any restrictions contained in this Plan and the shares represented by the certificate may not be transferred except in accordance with any transfer restrictions contained in the Company's Articles of Organization and after receipt by the Company of an opinion of counsel satisfactory to it to the effect that such transfer will not violate the Securities Laws, and may issue "stop transfer" instructions to its transfer agent, if any, and make a "stop transfer" notation on its books, as appropriate. Notwithstanding the foregoing, the Company may release the Optionee from the investment representation if the shares of the Stock subject to the Option have been registered with the Securities and Exchange Commission.

12. Restrictions on Issue of Shares. Notwithstanding any other provision of the Plan, if, at any time, in the reasonable opinion of the Company the issuance of shares of Stock covered by the exercise of any Option may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation; and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(i) the shares with respect to which such Option has been exercised are at the time of the issue of such shares effectively registered under the Securities Act; or

(ii) a no-action letter in form and substance reasonably satisfactory to the Company with respect to the issuance of such shares shall have been obtained by the Company from the Securities and Exchange Commission.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

13.  Purchase for Investment; Subsequent Registration.

(a) Unless the shares to be issued upon exercise of an Option granted under the Plan have been effectively registered under the Securities Act, the Company shall be under no obligation to issue any shares covered by any Option unless the person who exercises such Option, in whole or in part, shall give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the Option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares.

(b) Each share of Stock issued pursuant to the exercise of an Option granted pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 13 and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to said Stock.

(c) If the Company shall deem it necessary or desirable to register under the securities Act or other applicable statutes any shares with respect to which an Option shall have been granted, or to qualify any such shares for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each Option holder, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

14. Transferability of Options. Options shall not be transferable, otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

15. Termination of Employment. In the event that the Optionee's employment is terminated for any reason other than death, the Option, to the extent exercisable at termination, may be exercised by the Optionee at any time within three months after termination unless terminated earlier by its terms. If termination results from the death of the Optionee, the Option, to the extent exercisable at the date of death, may be exercised by the person to whom the Option is transferred by will or the applicable laws of descent and distribution, at any time within one year after the date of death, unless terminated earlier by its terms. Military or sick leave shall not be deemed a termination of employment provided that it does not exceed the longer of 90 days or the period during which the absent employee's reemployment rights are guaranteed by statute or by contract.

16. Adjustment of Number of Option Shares. Each Option Agreement shall provide that in the event of any stock dividend payable in the Stock or any split-up or contraction in the number of shares of the Stock occurring after the date of the Option Agreement and prior to the exercise in full of the Option, the number of shares subject to such Agreement shall be proportionately adjusted and the price to be paid for each share subject to the Option shall be proportionately adjusted. Each Option Agreement shall also provide that in case of any reclassification or change of outstanding shares of the Stock or in case of any consolidation or merger of the Company with or into another company or in the case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, shares of Stock or other securities shall be delivered equivalent in kind and value to those shares or other securities an Optionee would have received if the Option had been exercised in full prior to such reclassification, change, consolidation, merger, sale or conveyance and no disposition had subsequently been made. Each Option Agreement shall further provide that upon dissolution or liquidation of the Company, the Option shall terminate, but the Optionee (if at the time in the employ of the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent not theretofore exercised. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by the Option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of the Stock of the nature contemplated by this
Section 16, the number of shares of the Stock available for the purpose of the Plan as stated in Section 4 shall be correspondingly adjusted.

17. Stock Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of the Stock as will be sufficient to satisfy the requirements of this Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

18. Limitation of Rights in the Option Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Option Shares, except to the extent that the Option shall have been exercised and a certificate shall have been issued and delivered to the Optionee. Any Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Articles of Organization, and the By-laws of the Company. Nothing contained in the Plan or in any Option shall confer upon any Optionee any right with respect to the continuation of his or her employment with, or retention as a consultant by, the Company (or any subsidiary), or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment or consulting agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of an Option.

19.  Withholding.

(a) The Company's obligation to deliver shares upon the exercise of any Option shall be subject to the Optionee's satisfaction of all applicable tax withholding requirements.

(b) The Company may require as a condition to the issuance of shares covered by any incentive Option that the party exercising such Option give a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she will report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a) (1) of the Code. If and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, the Company shall have the right to require that the recipient remit to the Company an amount sufficient to satisfy those requirements; and the Company may require as a condition to the issuance of shares covered by an Incentive Option that the party exercising such Option give a satisfactory written representation promising to make such a remittance.

20. Notices and Other Communications. All notices and other communications required or permitted under the Plan shall be effective if in writing and if delivered or sent by certified or registered mail, return receipt requested
(a) if to the Optionee, at his or her residence address last filed with the Company, and (b) if to the Company, at 10 Elizabeth Drive, Chelmsford, Massachusetts 01824 marked "Attention: Secretary" or to such other persons or addresses as the Optionee or the Company may specify by a written notice to the other from time to time.

21. Termination and Amendment of the Plan. The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable, provided that, except as provided in Section 16, the Board may not, without the approval by the holders of a majority of the Stock, increase the maximum number of shares available for Option under the Plan or extend the period during which Options may be granted or exercised. No termination or amendment of the Plan may, without the consent of the Optionee to whom any Option shall theretofore have been granted, adversely affect the rights of such Optionee under such Option.





ATTACHMENT 2

MRS TECHNOLOGY, INC.
1994 STOCK OPTION PLAN
FOR NON-EMPLOYEE DIRECTORS

1.  PURPOSE

The purpose of this 1994 Stock Option Plan for Non-Employee Directors (the "Plan") of MRS Technology, Inc. (the "Company") is to attract and retain highly qualified directors of the Company who are not also officers or employees of the Company and to encourage such directors to own shares of the Company's Common Stock, $0.01 par value ("Common Stock") so as to provide additional incentives to promote the success of the Company.

2.  ADMINISTRATION

Grants of stock options under the Plan shall be automatic as provided in
Section 6. All questions of interpretation of the Plan or of any options issued hereunder shall be determined by a committee consisting of the members of the Board of Directors of the Company (the "Board") who are not eligible to participate in the Plan, provided that the committee shall have no discretion with respect to the eligibility or selection of directors to receive options, the timing of grants or the number of shares of Common Stock subject to the Plan or any option granted thereunder. All such determinations by the committee shall be final and binding upon all persons having an interest in the Plan.

3.  PARTICIPATION

All directors of the Company who are not employees or officers of the Company or any subsidiary of the Company shall be eligible to participate in the Plan.

4.  COMMON STOCK AVAILABLE FOR OPTIONS

(a) Subject to adjustment under subsection (b), options may be granted under the Plan in respect of a maximum of 250,000 shares of Common Stock. Shares subject to an option that expires or terminates unexercised shall again be available for options hereunder to the extent of such expiration or termination. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under this Plan and as to which options then outstanding shall be exercisable, and the option price of such options, shall be appropriately adjusted by the Board of Directors of the Company (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his option or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Board of Directors of the Company may upon written notice to each holder of an outstanding option provide that such option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Board of Directors may in its discretion (and shall to the extent provided in any issued option) accelerate or waive any deferred exercise period.

(c) No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment pursuant to subsection (b) hereunder of the number of shares covered by an option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

5.  NONSTATUTORY STOCK OPTIONS

All options granted under the Plan shall be nonstatutory options not intended to qualify under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

6.  TERMS AND CONDITIONS OF OPTIONS

Each option granted under the Plan shall be evidenced by a written instrument in substantially the form of the attached Exhibit 1 hereto or in such other form as the Board may approve and shall be subject to the following terms and conditions:

(a)  Grant of Options.

General Formula. Commencing as provided below, each eligible Director shall receive options to purchase shares of Common Stock of the Company at a rate of 5,000 shares for each year of the term of office to which they are elected (in the normal case, 15,000 shares for election to a three year term of office) of service as a Director of the Company commencing from the annual meeting of stockholders (an "Annual Meeting"). Upon the election of an eligible Director other than at an Annual Meeting (whether by the Board of Directors or the stockholders and whether to fill a vacancy or otherwise) or any change in such Director's status which makes him or her so eligible (e.g., termination of his or her employment with the Company while he or she remains a Director), such Director shall automatically be granted options to purchase shares of Common Stock at the annual rate of 5,000 shares for each year or portion thereof (rounded to the nearest month) of the term of office to which such Director is elected or which remains unexpired in his term, as the case may be.

(b) Date of Grant. The "Date of Grant" for options granted under this Plan shall be the date of the 1994 Annual Meeting for the Initial Options and the date of election or re-election of a Director, as the case may be, for all other options. No options shall be granted hereunder after ten years from the date on which this Plan was initially approved (July 28, 2004) and adopted by the stockholders of the Company.

(c) Purchase Price. The purchase price for Common Stock subject to an option granted hereunder shall be 100% of the fair market value of the Common Stock on the date the option is granted, which shall be the last sale price for the Common Stock as reported by the National Association of Securities Dealers Automated Quotation National Market System for the business day immediately preceding such date or, if the Company's Common Stock is not traded on the National Association of Securities Dealers Automated Quotation National Market System, the last sale price for the Common Stock as requested by the exchange or other inter-dealer system on which the Common Stock is traded.

(d)  Period of Exercise.

(i) General Formula for Exercisability. Except as expressly provided herein, options granted under this Plan shall become exercisable with respect to 5,000 shares on the Date of Grant and with respect to 5,000 shares on each of the first and second anniversaries of the Date of Grant if and only if the option holder is a Director of the Company at the opening of business on that date (i.e. options to purchase 15,000 shares of Common Stock granted at the 1994 Annual Meeting will become exercisable with respect to 5,000 shares at each of July 28, 1994, 1995 and 1996).

(ii) Option Period. Options granted pursuant to the Plan shall be exercisable for a period of ten years from the Date of Grant.

(iii) Change of Control. Notwithstanding the foregoing provisions of this paragraph 6(d), in the event of a Change in Control of the Company, any option granted hereunder shall become exercisable as to all shares without regard to any deferred exercise period. "Change of Control" shall mean the date on which any individual, corporation, partnership or other entity (together with its "Affiliates" and "Associates" as defined in Rule 12b-2 under the Securities Exchange Act of 1934) beneficially owns (as defined in Rule 13d-3 of the Securities Exchange Act of 1934) in the aggregate 20% or more of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors of the Company.

(e) Term and Termination. Directors holding exercisable options under this Plan who cease to serve as members of the Board of Directors of the Company may, during their lifetime, exercise the rights they had under such options at the time they ceased being a Director for the full unexpired term of such option. Upon the death of a Director, those entitled to do so under the Director's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Director at the time of his or her death. Options granted under the Plan shall terminate, and no rights thereunder may be exercised, after the expiration of the exercise period set forth in Section 6(a)(ii) hereof.

(f) Exercise and Payment. Options may be exercised only by written notice to the Treasurer of the Company at its principal executive office accompanied by payment in the form of certified or bank check payable to the order of the Company of the full purchase price for the shares as to which they are exercised. Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the option holder (or other person entitled to exercise the option) a certificate or certificates for the number of shares as to which the exercise is made. Such shares shall be fully paid and nonassessable.

7.  OPTIONS NOT TRANSFERABLE

Options granted under the Plan shall not be transferable by the holder other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder.

8.  LIMITATION OF RIGHTS

Neither the Plan nor the granting of any option hereunder shall constitute an agreement or understanding that the Company will retain a Director for any period of time or at any particular rate of compensation. The holder of an option shall have no rights as a shareholder with respect to shares as to which the option has not been exercised and payment made hereunder.

9.  STOCKHOLDER APPROVAL

This Plan is subject to approval by the stockholders of the Company by the affirmative vote of the holders of a majority of the shares of Common Stock of the Company present, or represented and entitled to vote, at a meeting duly held in accordance with the laws of Massachusetts within 12 months from the date of its approval by the Board. In the event such approval is not obtained, all options granted under this Plan shall be void and without effect. [Note: This Plan was approved by the stockholders of the Company at the Annual Meeting held on July 28, 1994 by the affirmative vote of the holders of 67% of the shares of Common Stock of the Company outstanding and entitled to vote at the Annual Meeting.]

10.  AMENDMENT OR TERMINATION OF THE PLAN

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment to change the eligibility or selection of directors to receive options, the timing or pricing of grants, or the number of shares of Common Stock subject to the Plan or any option granted thereunder, may be made more than once every six months, other than to comport with changes in the Code or the rules thereunder.

11.  GOVERNING LAW

The Plan shall be governed by and interpreted in accordance with the laws of Massachusetts.







EXHIBIT 1

1994 Stock Option Plan for Non-Employee Directors
Option Agreement


Date of Grant:  ________________  Number of Shares: 15,000

MRS Technology, Inc. (the "Company") hereby grants to ________________ (the "Optionee") a stock option under and subject to the 1994 Stock Option Plan for Non-Employee Directors (the "Plan") and upon the terms and conditions set forth below. Capitalized terms used and not otherwise defined in this Option have the meanings given to them in the Plan.

1. Stock Option. The Company grants to the Optionee the right and option to purchase from the Company 15,000 shares of Common Stock at a price of $______ per share. This Option may be exercised in whole or in part with respect to a number of whole shares at any time after _______, as to 5,000 shares; at any time after _______, as to 5,000 additional shares; and, at any time after _______ as to 5,000 additional shares, provided that the Optionee is a member of the Board of Directors at the opening of business on each such date. In no event may this Option be exercised as to any shares after the expiration of ten years from the date hereof.

This Option shall not be treated as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. Exercise and Payment. This Option shall be exercised by delivery by the Optionee of written notice to the Treasurer of the Company specifying the date of this Option, the number of shares as to which this Option is being exercised, accompanied by full payment for such shares in the form of a certified or bank check payable to the order of the Company. The Company will promptly issue and deliver to the Optionee one or more certificates for the number of shares as to which exercise is made.

3. Termination of Option. If the Optionee ceases to serve as a member of the Board of Directors of the Company for any reason, the Optionee may exercise the rights which the Optionee had hereunder at the time the Optionee ceased being a Director for the full unexpired term of the Option. Upon the death of the Optionee, those entitled to do so by the Optionee's will or the laws of descent and distribution shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights which were available to the Optionee at the time of the Optionee's death.
This Option shall terminate after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this Section 3, no rights under this Option may be exercised after the expiration of ten years from the date hereof.

4. Adjustment of Terms. In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Common Stock, the maximum aggregate number and kind of shares or securities of the Company as to which options may be granted under the Plan and as to which options then outstanding shall be exercisable, and the option price of such options, shall be appropriately adjusted by the Board of Directors of the Company (whose determination shall be conclusive) so that the proportionate number of shares or other securities as to which options may be granted and the proportionate interest of holders of outstanding options shall be maintained as before the occurrence of such event.

In the event of a consolidation or merger of the Company with another corporation, or the sale or exchange of all or substantially all of the assets of the Company, or a reorganization or liquidation of the Company, each holder of an outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he would have been entitled to receive upon the occurrence of such event if he had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his option or, if another corporation shall be the survivor, such corporation shall substitute therefore substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Board of Directors of the Company may upon written notice to each holder of an outstanding option provide that such option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Board of Directors may in its discretion (and shall to the extent provided in any issued option) accelerate or waive any deferred exercise period.

5. No Transfer. This Option shall not be transferable by the Optionee other than by will or the laws of descent and distribution and shall be exercisable during the holder's lifetime only by the holder.

6. Securities Laws. The purchase of any shares by the Optionee upon exercise of this Option shall be subject to the conditions that (i) the Company may in its discretion require that a registration statement under the Securities Act of 1933 with respect to the sale of such shares to the Optionee shall be in effect, and such shares shall be duly listed, subject to notice of issuance, on any securities exchange on which the Common Stock may then be listed, (ii) all such other action as the Company considers necessary to comply with any law, rule or regulation applicable to the sale of such shares to the Optionee shall have been taken and (iii) the Optionee shall have made such representations and agreements as the Company may require to comply with applicable law.

7. Limitation of Rights. The Optionee shall have no rights as a shareholder with respect to any shares subject to this Option until such shares are issued and delivered against payment therefor. The Optionee shall have no right to be retained as a director of the Company by virtue of this Option.

8. Governing Law. This Option shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.


OPTIONEE:                            MRS TECHNOLOGY, INC.:
_____________________________       ________________________/President